                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

            We have issued our report dated  February 8, 2002  accompanying  the consolidated  financial  statements  and schedules of United  Capital Corp.  and subsidiaries appearing in the 2001 Annual Report of the Company on Form 10-K for
the year ended  December 31, 2001,  which is  incorporated  by reference in this
Registration  Statement.  We consent to the  incorporation  by  reference in the
Registration  Statement of the aforementioned  report and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Melville, New York
August 22, 2002